Exhibit 99.1

April 4, 2022

Contact: David King, CEO

712.208.8467 ext. 200

davidk@artsway.com

www.artsway.com

ART’S WAY MANUFACTURING ANNOUNCES UP TO $3 MILLION IN INVESTMENT FROM ALUMNI CAPITAL LP.

Armstrong, IA, April 4, 2022 – Art’s Way Manufacturing Co., Inc. (Nasdaq: ARTW), a diversified manufacturer taking pride in their livestock and sugar beet equipment, specialized tools, agricultural buildings and modular laboratories announced today that Alumni Capital LP has made a minority investment in the Company to support Art’s Way’s strategic direction in being a leading manufacturer for the diversified forage and livestock producers. The agreement includes purchases of stock at the discretion of Art’s Way in an aggregate amount of $3,000,000. McConnell Legacy Investments LLC will continue to be the largest shareholder.

Art’s Way’s board of directors and current corporate structure will remain the same including CEO, David King. King states that, “This investment will support our efforts in bringing on more needed capital equipment for improving plant efficiency and product quality such as a CNC break press, finished goods lift and high-def plasma. Adding additional staff to bring new innovative products to market faster will also be a priority. Alumni Capital’s investment will significantly speed up those efforts.” The proceeds are expected to be used for general corporate expenses, working capital, acquisitions of assets, businesses or operations.

Alumni Capital Management is a millennial alternative investment manager consisting of both alumni and students from various schools throughout the U.S.

“We are pleased to successfully complete our investment with Art’s Way Manufacturing,” says Ashkan Mapar, General Partner and Portfolio Manager of Alumni Capital. “Art’s Way Manufacturing has been making strategic moves for the future and has potential for greater growth. We look forward to their success and working with David along with the rest of his team.”

A detailed description of the investment is set forth in the Companies Current Report on Form 8-K to be filed with the SEC.

April 4, 2022

About Art’s Way

Art’s Way Manufacturing is a small, publicly traded company that specializes in equipment manufacturing. For over 50 years, it’s been committed to designing and building high-quality machinery for all operations. It has approximately 200 employees across three branch locations: Art’s Way Manufacturing in Armstrong, Iowa, Art’s Way Scientific in Monona, Iowa, and American Carbide Tool in Canton, Ohio. Art’s Way manure spreaders, forage boxes, high dump carts, bale processors, graders, land planes, sugar beet harvesters and grinder mixers are designed to optimize production, increase efficiency and meet the growing demands of customers.

Cautionary Statements

This release includes "forward-looking statements" within the meaning of the federal securities laws. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "plan," "expect," "predict," "potential," "opportunity," "goals," or "should," and similar expressions are intended to identify forward-looking statements. Such statements are based on management's current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Statements made in this release that are not strictly statements of historical facts are forward-looking statements, including statements about the Company’s expectations regarding the sale and purchase of shares of common stock to Alumni Capital, the market price of the Company’s securities, the Company filing of a registration statement with the SEC and the SEC declaring such registration statement effective, and the use of proceeds from any sales to Alumni Capital. Statements of regarding future plans are based on current expectations and are subject to a number of risks and uncertainties, including, but not limited to: customer demand for the Company’s products and its overall financial performance; prevailing market prices for the Company’s common stock; stock market changes; and other factors detailed from time to time in the Company’s SEC filings. Actual results may differ markedly from management's expectations. The Company cautions readers not to place undue reliance upon any such forward-looking statements. The Company does not intend to update forward-looking statements other than as required by law.